As filed with the Securities and Exchange Commission on June 26, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATSON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-3872914
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

311 Bonnie Circle

Corona, California 92880

 (Address of Principal Executive Offices including Zip Code)

SECOND AMENDMENT AND RESTATEMENT OF THE
2001 INCENTIVE AWARD PLAN OF
WATSON PHARMACEUTICALS, INC.

(Full Title of the Plan)

David A. Buchen	Copy to:
Senior Vice President, General Counsel and	Regina Schlatter
Secretary	Latham & Watkins LLP
Watson Pharmaceuticals, Inc.	650 Town Center Drive, Twentieth Floor
311 Bonnie Circle	Costa Mesa, California 92626
Corona, California 92880	(714) 540-1235
(951) 493-5300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0033 per share	5,728,333	$32.45	$185,884,405.85	$5,706.65

(1)          The Second Amendment and Restatement of The 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc., (as the same may be amended from time to time, the “Plan”) authorizes the issuance of an aggregate of 19,728,333 shares of Common Stock, par value $0.0033 per share (the “Common Stock”), as adjusted for stock dividends, of which 14,000,000 have been previously registered and 5,728,333 shares are being registered hereunder.  In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended.  The price per share and aggregate offering price for the shares of our Common Stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Common Stock, as reported on the New York Stock Exchange on June 22, 2007.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Plan authorizes the issuance of an aggregate of 19,728,333 shares of Common Stock, after giving effect to stock dividends.  Watson Pharmaceuticals, Inc. (the “Company”) has previously registered 7,500,000 shares issuable under the Plan by a Registration Statement on Form S-8 filed with the Commission on May 30, 2001, Registration No. 333-61844, and an additional 6,500,000 shares issuable under the Plan by a Registration Statement on Form S-8 filed with the Commission on December 9, 2003, Registration No. 333-111032 (collectively, the “Prior Registration Statements”).  Under this Registration Statement, the Company is registering an additional 5,728,333 shares of Common Stock issuable under the Plan.  The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm (which contains an explanatory paragraph that Andrx Corporation was excluded from management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting because Andrx Corporation was acquired by the Company on November 3, 2006 in a purchase business combination), given on the authority of said firm as experts in auditing and accounting.

Item 8.  Exhibits.

See Index to Exhibits on page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Watson Pharmaceuticals, Inc., a Nevada corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 25th day of June, 2007.

WATSON PHARMACEUTICALS, INC.

By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Allen Chao, Ph.D. and David A. Buchen, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of June 25, 2007.

Signature		Title

/s/	Allen Chao	Chairman and President and Chief
	Allen Chao, Ph. D.	Executive Officer (Principal Executive
Officer)

/s/	R. Todd Joyce	Vice President – Corporate Controller and
	R. Todd Joyce	Treasurer (Principal Accounting Officer
and Principal Financial Officer)

/s/	Michael J. Fedida	Director
Michael J. Fedida

/s/	Michel J. Feldman	Director
Michel J. Feldman

/s/	Albert F. Hummel	Director
Albert F. Hummel

/s/	Catherine M. Klema	Director
Catherine M. Klema

/s/	Jack Michelson	Director
Jack Michelson

/s/	Ronald R. Taylor	Director
Ronald R. Taylor

/s/	Andrew L. Turner	Director
Andrew L. Turner

/s/	Fred G. Weiss	Director
Fred G. Weiss

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INDEX TO EXHIBITS

EXHIBIT

4.1

Indenture dated March 7, 2003 between the Company and Wells Fargo Bank, National Association as Trustee for the issuance of the Company’s 1.75% Convertible Senior Debentures, is incorporated by reference to Exhibit 4.2 to the Company’s March 31, 2003 Form 10-Q.

5.1+	Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities being registered

23.1+	Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.1)

23.2+	Consent of PricewaterhouseCoopers LLP

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1

The Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (as adopted by the Board of Directors on March 23, 2007 and approved by the Stockholders on May 4, 2007) (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A filed on April 4, 2007)

+   Filed herewith

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